UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2004

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30733	41-1978822

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10700 Bren Road West
Minnetonka, MN 55343
(Address of principal executive offices)

(952) 930-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Item 2.02. Results of Operations and Financial Condition.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Unaudited Pro Forma Financial Information

Explanatory Note

     We are filing this Current Report on Form 8-K/A to correct previously reported financial information relating to a non-recurring charge of $35.0 million that we recorded in our quarter ended October 2, 2004 for in-process research and development expenses related to our acquisition of TherMatrx, Inc. on July 15, 2004.

     On October 28, 2004, we issued a press release announcing results of the quarter and nine month period ended October 2, 2004 and furnished on a Current Report on Form 8-K our press release. Item 2.02 of this Current Report on Form 8-K/A corrects certain information reported in our October 28, 2004 press release and furnished under our October 28, 2004 Current Report on Form 8-K.

     On October 8, 2004, we filed a Current Report on Form 8-K/A to amend the Current Report on Form 8-K dated July 15, 2004, that was initially filed on July 29, 2004, and was amended by a Current Report on Form 8-K/A that was filed with the SEC on September 28, 2004, to correct and restate the unaudited balance sheets of TherMatrx, as of June 30, 2004 and September 30, 2003 and the statements of income and retained earnings and cash flows for the three and nine month periods ended June 30, 2004 and 2003, including notes to the financial statements, and the pro forma financial information, which relate to the acquisition of TherMatrx and which were initially filed as Exhibits 99.2 and 99.3, respectively, to the Form 8-K/A filed on September 28, 2004. We are filing as Exhibit 99.1 to this Current Report on Form 8-K/A the Company’s revised pro forma financial information reflecting the acquisition of TherMatrx. The pro forma adjustment to retained earnings (accumulated deficit) in the pro forma balance sheet and note number 1 to the pro forma financial statements included as part of Exhibit 99.1 to this Current Report on Form 8-K/A have been corrected to reflect that the non-recurring charge of $35.0 million for in-process research and development expenses related to the acquisition of TherMatrx has no related income tax benefit in accordance with the rules of purchase accounting. The revised pro forma financial information filed as Exhibit 99.1 to this Current Report on Form 8-K/A does not contain any other changes or reflect any events occurring after the filing date of the original Form 8-K nor otherwise modify or update any of the information contained therein or in the Forms 8-K/A filed on September 28, 2004 or October 8, 2004.

Item 2.02. Results of Operations and Financial Condition.

     In the fiscal quarter ended October 2, 2004, we recorded a non-recurring charge of $35.0 million for in-process research and development expenses with no associated income tax benefit, related to the acquisition of TherMatrx in accordance with the rules of purchase accounting. In our October 28, 2004 press release announcing our financial results for the quarter and nine month period ended October 2, 2004, we incorrectly reported an income tax benefit in our statement of operations of $12.8 million related to the reversal of a deferred tax liability that was established in purchase accounting for the book-to-tax basis difference on the $35.0 million charge. On November 8, 2004, we confirmed that no deferred income tax liabilities are to be provided on differences in initial bases for income tax and financial reporting purposes, related to in-process research and development acquired and subsequently written off in a purchase business combination. This $12.8 million increase in income tax expense had the effect of

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changing net income <loss> for the three and nine month periods of 2004 from <$13.5 million> (or <$.040 per share>) and $2.9 million (or $0.09 per share) respectively as reported in the October 28, 2004 press release, to a net <loss> of <$26.3 million> (or <$0.78 per share>) and <$9.8 million> (or <$0.29 per share>) respectively. This correction also reduced retained earnings by $12.8 million, increased the contingent liability on acquisition by $13.3 million, and increased deferred tax assets by $0.5 million compared to the amounts previously reported in the October 28, 2004 press release.

     The information contained under this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired. The unaudited balance sheets of TherMatrx as of June 30, 2004 and September 30, 2003 and the statements of income and retained earnings and cash flows for the three and nine month periods ended June 30, 2004 and 2003, including notes to the financial statements, were filed as Exhibit 99.2 to the Company’Current Report on Form 8-K/A, filed on October 8, 2004.

     (b) Pro forma financial information. The pro forma financial information is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     (c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K/A.

Exhibit No.	Description
99.1	Unaudited pro forma financial information.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
By:	/s/ Carmen L. Diersen
Carmen L. Diersen
Executive Vice President and Chief Financial Officer

Dated: November 12, 2004

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Unaudited pro forma financial information.

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